UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2023

Radian Group Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-11356	23-2691170
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 East Swedesford Road, Suite 350 Wayne, Pennsylvania, 19087
(Address of Principal Executive Offices, and Zip Code)

(215) 231-1000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	RDN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

As previously announced, on August 7, 2023, upon the recommendation of the Governance Committee of the board of directors (the “Board”) of Radian Group Inc. (the “Company”), the Board increased the size of the Board from eleven to twelve directors and appointed a new director, Anne Leyden, to the Board.

Ms. Leyden, 62, is a senior human resources executive with broad-based business leadership experience in the financial services and consumer credit sectors. From 2014 until 2021, Ms. Leyden served as Executive Vice President, Chief Human Resources Officer for TransUnion, a consumer credit reporting agency and a leading global information and insights company operating in 30 countries. Prior to joining TransUnion, from 1994 to 2012, Ms. Leyden spent 18 years in various roles with JP Morgan Chase (“JP Morgan”) and Bank One (before its acquisition by JP Morgan), including as Senior Vice President and Head of Human Resources for JP Morgan’s Retail Financial Services division, which included its nationwide Mortgage, Retail Banking, Auto and other Consumer Lending organizations. Following her retirement from TransUnion, Ms. Leyden has been providing a range of human capital management advisory services to various companies.

In joining the Board, Ms. Leyden brings recent executive level experience in human capital management in large publicly traded global information and financial institutions, including experience in succession planning, integration of strategic acquisitions and the development of operating models. In addition, her executive management experience with companies operating in the mortgage, consumer lending and other financial services industries provide her with valuable knowledge and insights about the industries in which we operate. This skill set and experience is highly valuable to our Company and will complement our Board’s existing expertise, as we further our commitment to maximizing talent within our organization in support of our strategic objectives.

There is no arrangement or understanding between Ms. Leyden and any other person pursuant to which she was appointed as director. Ms. Leyden does not have a direct or indirect material interest in any transaction in which the Company is or will be a participant.

Item 7.01	Regulation FD Disclosure.

The Company’s news release announcing the appointment of Ms. Leyden to the Company’s Board is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1*	Radian Group Inc. News Release dated August 7, 2023
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
____________________
∗	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIAN GROUP INC.
(Registrant)

Date: August 9, 2023

By: /s/ Edward J. Hoffman
Edward J. Hoffman
General Counsel and Corporate Secretary